Stock Building Supply Announces 2014 First Quarter Results

Raleigh, NC - April 29, 2014 - Stock Building Supply Holdings, Inc. (Nasdaq: STCK), a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and remodeling contractors, today reported its financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Net sales of $280.0 million, up 12.6%, compared to $248.7 million for the first quarter of 2013

•	Operating loss of $4.4 million, compared to an operating loss of $5.3 million for the first quarter of 2013

•	Net loss of $3.3 million, compared to a net loss of $4.1 million for the first quarter of 2013

•	Adjusted loss from continuing operations of $2.4 million, compared to an adjusted loss from continuing operations of $3.7 million for the first quarter of 2013

•	Adjusted EBITDA of $0.1 million, compared to an Adjusted EBITDA loss of $1.2 million for the first quarter of 2013

•	Cash provided by operating activities of $8.4 million, compared to cash used in operating activities of $17.6 million for the first quarter of 2013

Commenting on the Company’s results, Jeff Rea, President and Chief Executive Officer of Stock Building Supply, stated, “Sales to single-family homebuilders and repair and remodeling contractors during the first quarter increased by approximately 9.0% and 17.3%, respectively, compared to the first quarter of 2013. Our continued success in growing revenue is a direct reflection of our flexible business model and ability to withstand a challenging operating environment during the first quarter in which construction activity was slowed by harsh winter weather and U.S. single-family housing starts declined by approximately 1.7% as compared to the prior year. In spite of this slow down, we continued to drive improvements in our operating results while also making important investments in the business. This included additional resources to expand product and service offerings and deepen customer relationships in our local markets.”

Jim Major, Executive Vice President and Chief Financial Officer, stated, “We continued to leverage our above-market growth with both single-family homebuilders and remodeling contractors to drive an increase in our gross profit of over 21%, and expansion in our gross margins of 170 basis points as compared to the prior year period. Additionally, we reinvested our positive operating cash flow to expand our distribution capacity, improve our stores and add new technology capabilities. We expect these investments to benefit our operating results in future periods by enabling further gains in net sales and gross profit and reduced expenses as a percent of net sales.”

First Quarter 2014 Financial Results Compared to Prior Year Period
Net sales for the first quarter of 2014 totaled $280.0 million, up $31.3 million, or 12.6%, compared to $248.7 million in the first quarter of 2013. The Company estimates net sales increased approximately 14.0% related to sales volume but was partially offset by reduced selling prices on commodity products.

Gross profit in the first quarter of 2014 was $65.2 million, up $11.4 million, or 21.3%, compared to $53.8 million in the first quarter of 2013, primarily as a result of increased sales volume. The gross margin percentage for the first quarter of 2014 increased 170 basis points to 23.3% from 21.6% in the first quarter of 2013, primarily as a result of improved gross margins on sales of structural components and lumber and lumber sheet goods, as well as a lower percentage of total net sales being derived from commodity products.

Selling, general and administrative expenses during the first quarter of 2014 were $67.1 million, up $10.3 million, or 18.2%, from $56.8 million in the first quarter of 2013. Variable costs associated with higher sales volume, such as sales commissions, shipping and handling costs and other variable compensation, increased by $3.4 million. Other salary, wage, benefit and taxation costs increased $4.3 million, primarily as a result of headcount additions to serve higher sales volume and generate future growth opportunities. Other general and administrative expenses increased by $1.9 million, primarily as a result of increased insurance premiums and provisions, and other costs associated with our transition to a public company.

During the first quarter of 2014, the Company incurred $0.4 million of public offering transaction-related costs in connection with a secondary offering in which shares were sold by certain stockholders. The Company did not receive any proceeds from the offering.

Operating loss in the first quarter of 2014 was $4.4 million, compared to an operating loss of $5.3 million in the first quarter of 2013. Net loss during the quarter totaled $3.3 million, or $(0.13) per diluted share, compared to a net loss of $4.1 million, or $(0.35) per diluted share, in the first quarter of 2013. Adjusted loss from continuing operations for the first quarter of 2014 decreased $1.3 million to $2.4 million, compared to an adjusted loss from continuing operations of $3.7 million in the first quarter of 2013.

Adjusted EBITDA in the first quarter of 2014 totaled $0.1 million, up $1.3 million, compared to a $1.2 million Adjusted EBITDA loss in the first quarter of 2013. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Liquidity and Capital Resources
Total liquidity as of March 31, 2014 was approximately $96.3 million, which includes cash and cash equivalents of $7.7 million and $88.6 million of borrowing availability under our existing revolver.

Capital expenditures during the first quarter of 2014 totaled $8.4 million, primarily to fund purchases of vehicles and equipment.

Outlook
“Although our year-to-date revenue growth has been hampered by a delayed start to the homebuilder spring selling season, we expect our primary end-use markets will continue their recovery from current levels,” added Mr. Rea. “We are closely monitoring business activity to ensure our growth investments are aligned with local market opportunities to drive continued improvements in our operating results.”

Conference Call
Stock Building Supply will host a conference call on Tuesday, April 29, 2014 at 8:30 a.m. (Eastern Time) and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13575802. The telephonic replay will be available until 11:59 pm (Eastern Time) on May 6, 2014. The live webcast and archived replay can also be accessed on the Company's investor relations website at ir.stocksupply.com. The online archive of the webcast will be available for approximately 90 days.

About Stock Building Supply
Stock Building Supply operates in 21 metropolitan areas in 14 states primarily in the South and West regions of the United States (as defined by the U.S. Census Bureau).  Today, we serve our customers from 69 strategically located facilities. We offer approximately 40,000 stock keeping units, as well as a broad range of customized products, including lumber and lumber sheet goods, millwork, doors, flooring, windows, structural components, engineered wood products, trusses, wall panels and other exterior products. Our customer base includes production homebuilders, custom homebuilders and remodeling contractors.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA and Adjusted income (loss) from continuing operations, which are non-GAAP financial measures within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted income (loss) from continuing operations to the most comparable GAAP measure and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.”

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These risks include, but are not limited to, the following: (i) the state of the homebuilding industry and repair and remodeling activity; (ii) seasonality and cyclicality of the building products supply and services industry; (iii) competitive industry pressures and competitive pricing pressure from our customers; (iv) inflation or deflation of commodity prices; (v) litigation or claims relating to our products and services; (vi) our ability to maintain profitability; (vii) our ability to attract and retain key employees and (viii) product shortages and relationships with key suppliers. Further information regarding factors that could impact our financial and other results can be found in the Risk Factors section of our Annual Report on Form 10-K, filed with the SEC on March 4, 2014, and subsequent filings with the SEC. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
Stock Building Supply Holdings, Inc.
Mark Necaise
(919) 431-1021
or
Solebury Communications Group LLC
Richard Zubek
(919) 431-1133

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2014	2013
Net sales	$279,983	$248,726
Cost of goods sold	214,741	194,936
Gross profit	65,242	53,790
Selling, general and administrative expenses	67,127	56,802
Depreciation expense	1,468	1,639
Amortization expense	563	547
Impairment of assets held for sale	48	—
Public offering transaction-related costs	448	—
Restructuring expense	7	60
	69,661	59,048
Loss from operations	(4,419)	(5,258)
Other income (expense)
Interest expense	(631)	(1,025)
Other income, net	243	190
Loss from continuing operations before income taxes	(4,807)	(6,093)
Income tax benefit	1,498	1,879
Loss from continuing operations	(3,309)	(4,214)
Income from discontinued operations, net of income tax expense of $14 and $109, respectively	21	157
Net loss	(3,288)	(4,057)
Redeemable Class B Senior Preferred stock deemed dividend	—	(729)
Loss attributable to common stockholders	$(3,288)	$(4,786)

Weighted average common shares, basic and diluted	25,684,014	13,523,270
Basic and diluted (loss) income per share
Loss from continuing operations	$(0.13)	$(0.36)
Income from discontinued operations	—	0.01
Net loss per share	$(0.13)	$(0.35)

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$7,743	$1,138
Restricted assets	452	460
Accounts receivable, net	111,449	111,285
Inventories, net	104,868	91,303
Costs in excess of billings on uncompleted contracts	8,928	7,921
Assets held for sale	1,892	2,363
Prepaid expenses and other current assets	8,812	9,332
Deferred income taxes	4,420	3,332
Total current assets	248,564	227,134
Property and equipment, net of accumulated depreciation	60,781	56,039
Intangible assets, net of accumulated amortization	24,226	24,789
Goodwill	7,186	7,186
Restricted assets	860	1,359
Other assets	2,097	2,033
Total assets	$343,714	$318,540
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$87,195	$64,984
Accrued expenses and other liabilities	31,808	30,528
Income taxes payable	839	2,989
Current portion of restructuring reserve	1,595	1,594
Current portion of capital lease obligation	1,164	1,240
Billings in excess of costs on uncompleted contracts	1,579	1,599
Total current liabilities	124,180	102,934
Revolving line of credit	66,619	59,072
Long-term portion of capital lease obligation	5,736	6,011
Deferred income taxes	14,991	15,496
Other long-term liabilities	7,310	7,346
Total liabilities	218,836	190,859
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 26,112,007 shares issued and outstanding at March 31, 2014 and December 31, 2013	261	261
Additional paid-in capital	145,055	144,570
Retained deficit	(20,438)	(17,150)
Total stockholders' equity	124,878	127,681
Total liabilities and stockholders' equity	$343,714	$318,540

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2014	2013
Cash flows from operating activities
Net loss	$(3,288)	$(4,057)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation expense	2,474	2,414
Amortization of intangible assets	563	547
Amortization of debt issuance costs	126	164
Deferred income taxes	(1,593)	(1,874)
Non-cash stock compensation expense	485	146
Impairment of assets held for sale	96	—
(Gain) loss on sale of property, equipment and real estate	(1)	2
Bad debt expense	256	488
Change in assets and liabilities
Accounts receivable	(420)	(14,802)
Inventories, net	(13,565)	(21,642)
Accounts payable	24,544	15,119
Other assets and liabilities	(1,321)	5,854
Net cash provided by (used in) operating activities	8,356	(17,641)
Cash flows from investing activities
Change in restricted assets	507	1,833
Proceeds from sale of property, equipment and real estate	380	7
Purchases of property and equipment	(8,449)	(374)
Net cash (used in) provided by investing activities	(7,562)	1,466
Cash flows from financing activities
Proceeds from revolving line of credit	307,095	273,050
Repayments of proceeds from revolving line of credit	(299,548)	(252,784)
Other financing activities	(1,736)	(1,027)
Net cash provided by financing activities	5,811	19,239
Net increase in cash and cash equivalents	6,605	3,064
Cash and cash equivalents
Beginning of period	1,138	2,691
End of period	$7,743	$5,755

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$38,016	13.6%	$30,565	12.3%	24.4%
Millwork & other interior products	52,594	18.8%	47,415	19.1%	10.9%
Lumber & lumber sheet goods	96,420	34.4%	93,688	37.7%	2.9%
Windows & other exterior products	57,537	20.6%	48,840	19.6%	17.8%
Other building products & services	35,416	12.6%	28,218	11.3%	25.5%
Total net sales	$279,983	100.0%	$248,726	100.0%	12.6%

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus impairment of assets held for sale, public offering transaction-related costs, restructuring expense, discontinued operations, net of taxes, management fees, non-cash compensation expense, acquisition costs, and severance and other expense related to store closures. Adjusted income (loss) from continuing operations is defined as net income as adjusted for the same items deducted from EBITDA in calculating Adjusted EBITDA, and after tax effecting those items. EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are intended as supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We believe that EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Our management uses EBITDA and Adjusted EBITDA to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. EBITDA and Adjusted EBITDA are used in monthly financial reports prepared for management and our board of directors. We believe that the use of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, our calculation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are not necessarily comparable to similarly titled measures reported by other companies. Our management does not consider EBITDA, Adjusted EBITDA or Adjusted income (loss) from continuing operations in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from operations is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect changes in, or cash requirements for, our working capital needs; (ii) EBITDA and Adjusted EBITDA do not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt; (iii) EBITDA and Adjusted EBITDA do not reflect our income tax expenses or the cash requirements to pay our taxes; (iv) EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments and (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations do not reflect any cash requirements for such replacements. In order to compensate for these limitations, management presents EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations in conjunction with GAAP results. You should review the reconciliations of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations below, and should not rely on any single financial measure to evaluate our business.

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
(in thousands)	2014	2013
Net loss	$(3,288)	$(4,057)
Interest expense	631	1,025
Income tax benefit	(1,498)	(1,879)
Depreciation and amortization	3,036	2,959
EBITDA	$(1,119)	$(1,952)
Impairment of assets held for sale	48	—
Public offering transaction-related costs	448	—
Restructuring expense	7	60
Discontinued operations, net of taxes	(21)	(157)
Management fees (a)	77	406
Non-cash compensation expense	485	146
Acquisition costs (b)	—	103
Severance and other expense related to store closures (c)	185	173
Adjusted EBITDA	$110	$(1,221)

The following is a reconciliation of net loss to Adjusted loss from continuing operations.

	Three Months Ended March 31,
(in thousands)	2014	2013
Net loss	$(3,288)	$(4,057)
Impairment of assets held for sale	48	—
Public offering transaction-related costs	448	—
Restructuring expense	7	60
Discontinued operations, net of taxes	(21)	(157)
Management fees (a)	77	406
Non-cash compensation expense	485	146
Acquisition costs (b)	—	103
Severance and other expense related to store closures (c)	185	173
Tax effect of adjustments to continuing operations (d)	(311)	(379)
Adjusted loss from continuing operations	$(2,370)	$(3,705)

(a)	Represents the expense for management services provided by Gores through August 2013 and professional services provided by an affiliate of Gores.
(b)
Represents acquisition costs incurred during the three months ended March 31, 2013 related to the acquisitions of Total Building Services Group, LLC ("TBSG") and Chesapeake Structural Systems, Inc., Creative Wood Products, LLC and Chestruc, LLC (collectively “Chesapeake”).

(c)	Represents severance expense and other expense related to closed locations, consisting of pre-tax losses incurred during closure and post-closure activities.
(d)
The tax effect of adjustments to continuing operations, excluding approximately $0.3 million of non-deductible public offering transaction-related costs for the three months ended March 31, 2014, was based on the respective transactions' income tax rate, which was 33.3% and 42.7% for the three months ended March 31, 2014 and 2013, respectively.